1-800-ATTORNEY, INC.
                           FORM 10-QSB - JUNE 30, 2002

                                                                   EXHIBIT 10.1
                                                                   ------------

July 26, 2002


1-800-ATTORNEY, Inc.
ATTN:  Bill Wrigley, CEO
186 Attorneys.com Court
Lake Helen, FL 32744


         Re:   Consulting, Promotion and Marketing Letter Agreement.
                           ----------------------------------------


Dear Mr. Wrigley:

         This letter shall serve as an agreement (this "Agreement") by and between eUniverse, Inc., a Nevada corporation with offices at 6060 Center Drive, Suite 300 Los Angeles, CA 90045 ("EUNI") and 1-800-ATTORNEY, Inc, a Florida corporation with offices at 186 Attorneys.com Court Lake Helen, FL 32744 ("Company") whereby EUNI will provide consulting, promotional and marketing services for Company, in accordance with the terms set forth below.

CAMPAIGN
--------

         EUNI will assist Company in developing Company's internet marketing business model and strategy. After such discussions, EUNI will, with Company's input and approval, design and develop customized creative and graphic content intended to advertise and promote Company's products and/or services to internet users and to expand Company's advertising base ("Campaign"). The Campaign will include a link to Company's designated website and will be published to registered users of EUNI's network of websites by regular email promotion at a minimum of 1,000,000 users per month, for a period of twelve (12) months, beginning from the date of Company's execution of this Agreement. Company acknowledges and agrees that EUNI shall retain all right, title, and interest in and to the original content developed by EUNI in connection with the Campaign. Company grants to EUNI a nonexclusive, royalty-free license to use and display Company's trademarks, service marks, trade names and/or logos in connection with the Campaign.

CONSULTING
----------

         EUNI will consult with Company to discuss Company's business model and other business opportunities.

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                              1-800-ATTORNEY, INC.
                           FORM 10-QSB - JUNE 30, 2002

PAYMENT
-------
         In consideration of the foregoing services performed by EUNI, Company shall, within thirty (30) days of Company's execution of this Agreement, issue to EUNI Three Hundred and Fifty Thousand (350,000) fully-paid, non-assessable shares of Company's restricted common stock (the "Shares") (NASDAQ symbol:
ATTY). Such shares represent full payment for the promotional services provided by EUNI hereunder. In the event that the parties mutually agree to terminate this Agreement prior to its twelve-month term, EUNI agrees to purchase a portion of the Shares (the "Registrable Securities), pro-rated for the number of full months for which this Agreement is being cancelled, at a purchase price that is the lower of $0.12 per share or 75% of the average closing price of ATTY for the five days preceding the cancellation and Company agrees to grant "piggy-back" registration rights as follows: If at any time or from time to time, Company shall decide to register any of its common stock, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Company's common stock under the Securities Act of 1933, as amended, the Company will: (1) promptly give to EUNI written notice thereof; and
(2) include in such registration statement (and any related qualification under blue sky laws) all the Registrable Securities specified in a written request, made within 30 days after receipt of such written notice from Company.

REPRESENTATIONS AND INDEMNITY
-----------------------------

         This Agreement shall create a binding agreement for the Campaign, and each party agrees to be bound by the terms and conditions contained herein. Each party represents and warrants to the other that it has the right to enter into this Agreement, and has the ability to perform its obligations hereunder. Each party further represents and warrants that the Campaign, as developed by EUNI and approved by Company, will not (i) violate or infringe upon the intellectual property rights of any third party; or (ii) violate any applicable laws and/or regulations. Apart from the minimum distribution requirement, EUNI makes no other representation or warranty as to the effectiveness or level of success of the Campaign.

         Each party shall, at its own expense, indemnify, defend, and hold harmless the other party and its affiliates from and against any claim, actions, liabilities, and damages, and any costs or expenses incurred in defending against same (including reasonable attorneys' fees), arising from any breach or alleged breach of the indemnifying party's representations and warranties.

GENERAL
-------

         Neither party may disclose the terms of this Agreement to any third party without the other's prior written consent unless compelled to do so in any action or other legal proceeding or unless otherwise required by law. Neither party shall be liable for failure to perform its obligations under this Agreement in the event of an Act of God, action by any governmental or quasi-governmental entity, fire, flood, insurrection, riot, explosion, power interruption or any condition beyond the reasonable control of the party affected by any such act. The foregoing notwithstanding, the period for which services are rendered under this Agreement shall extend beyond twelve months to the extent of any period(s) for which EUNI was unable to provide services hereunder. The laws of the State of California shall govern this Agreement and any action involving this Agreement shall be brought in Los Angeles County, and not elsewhere. This Agreement supercedes all prior or contemporaneous agreements between the parties concerning the subject matter herein. Company and EUNI are independent contractors and not an employee, attorney-in-fact, agent, partner or joint venturer of the other.

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                              1-800-ATTORNEY, INC.
                           FORM 10-QSB - JUNE 30, 2002


         Bill, we look forward to starting our business relationship together, and are eager to begin working with 1-800-ATTORNEY. If the foregoing meets with your approval, please execute this Agreement below and fax it to my attention at
(310) 258-2759.

                                  Best Regards,

                                  /s/ Christopher S. Lipp
                                  --------------------------------------------

                                  Christopher S. Lipp
                                  Sr. Vice President and General Counsel
                                  eUniverse, Inc.




AGREED AND ACCEPTED
AS OF JULY 26, 2002 BY:

1-800-ATTORNEY, INC.
("COMPANY")

By: /s/ J. William Wrigley
   --------------------------------
Name:   J. William Wrigley
Title:  Chairman and CEO



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